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                                                                    EXHIBIT 4.1E

                          FIFTH AMENDMENT TO LOAN AND
                               SECURITY AGREEMENT



        THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 11, 1997, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 225 South Lake Avenue, Suite 1000, Pasadena, California 91101 and KRAUSE'S CUSTOM CRAFTED FURNITURE CORP., a California corporation (formerly known as Krause's Sofa Factory), and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 N. Berry Street, Brea, California 92821.


                                    RECITALS

        A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 1996, that certain Second Amendment to Loan and Security Agreement dated as of August 26, 1996, that certain Third Amendment to Loan and Security Agreement dated as of November 25, 1996 and that certain Fourth Amendment to Loan and Security Agreement dated as of August 14, 1997 (collectively, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        B. Borrower has informed Lender that on September 29, 1997, it changed Krause's name from "Krause's Sofa Factory" to "Krause's Custom Crafted Furniture Corp." and in connection therewith, Borrower has requested that Lender (a) waive its default under the Loan Agreement as a result of Borrower's failure to provide prior notice of the change of Krause's name and (b) amend the Loan Agreement and other Financing Agreements to reflect such name change.

        C. Borrower has further requested that Lender waive the financial covenant default pertaining to EBITDA for the fiscal quarter ending October 1997.

        D. Lender is willing to waive such defaults and further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.



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     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Amendment to Loan Agreement.

          (a) The definition of "Borrower" set forth in the introductory paragraph of the Loan Agreement is hereby amended in its entirety as follows:

          "Krause's Custom Crafted Furniture Corp., a California corporation, and its wholly owned subsidiary, Castro Convertible Corporation, a New York corporation"

          (b) The definition of "Krause's" set forth in Section 1.23 is hereby amended in its entirety as follows:

               "1.23 'Krause's' shall mean Krause's Custom Crafted Furniture Corp., a California corporation."

     2. Amendment to other Financing Agreements. Each reference in the other Financing Agreements to "Krause's Sofa Factory" is hereby amended to read "Krause's Custom Crafted Furniture Corp."

     3. Waiver by Lender of Compliance with Covenants in the Loan Agreement. Borrower hereby acknowledges that (a) it has failed to provide prior notice to Lender of the change in Krause's name as required by Section 9.1 of the Loan Agreement and (b) as of the end of the fiscal quarter ended October 1997, it was not in compliance with the financial covenant relating to EBITDA set forth in
Section 9.15 of the Loan Agreement, and that such failure and non-compliance constitute Events of Default under the Loan Agreement. Lender hereby waives compliance by Borrower with (a) the covenant set forth in Section 9.1 of the Loan Agreement through the date hereof and (b) the financial covenant set forth in Section 9.15 of the Loan Agreement through the end of the fiscal quarter ended October 1997, and shall not exercise its rights and remedies under the Loan Agreement or applicable law in respect of such Events of Default; provided, however, that Lender shall be free to exercise all of its rights and remedies under the Loan Agreement in the event of Borrower's violation or breach after the date hereof of Section 9.1 of the Loan Agreement or of Borrower's non-compliance after the end of the fiscal quarter ended October 1997 with
Section 9.15 of the Loan Agreement. The foregoing waiver is not a continuing waiver, and Lender does not by this waiver amend the terms and provisions of the Loan Agreement. Upon the occurrence of any Event of Default after the date hereof, or in the event that Lender learns of any Event of Default which occurred prior to the date hereof (other than a breach of the covenant set forth in Section 9.1 of the Loan Agreement or of the financial covenant set forth in
Section 9.15 of the Loan Agreement for the fiscal quarter ended October 1997). Lender shall be free to exercise any and all of its various rights and remedies under the Loan Agreement.

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          4.   Effectiveness of this Amendment.  Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

               (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

               (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.


               (c) Representations and Warranties. The Representations and Warranties set forth in the Loan Agreement must be true and correct.


               (d) UCC Amendments. Lender shall have received Uniform Commercial Code Financing Statements executed by Krause's amending each of the Financing Statements previously filed by Lender against Krause's to reflect Krause's name change.


               (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.


               (f) Payment of Modification and Waiver Fee. Lender shall have received from Borrower a modification and waiver fee of Three Thousand Dollars ($3,000), which fee shall be fully earned as of and payable on the date hereof.

          5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

          7. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.









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     8.   Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain in full force and effect.

     9. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

     10. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                             KRAUSE'S CUSTOM CRAFTED
                                             FURNITURE CORP.,
                                             a California corporation


                                             By: /s/ ROBERT A. BURTON
                                                ------------------------------
                                             Name: Robert A. Burton
                                                  ----------------------------
                                             Title: Senior Vice President, CFO
                                                   ---------------------------


                                             CASTRO CONVERTIBLE
                                             CORPORATION,
                                             a New York corporation


                                             By: /s/ ROBERT A. BURTON
                                                ------------------------------
                                             Name: Robert A. Burton
                                                  ----------------------------
                                             Title: Senior Vice President, CFO
                                                   ---------------------------


                                             CONGRESS FINANCIAL
                                             CORPORATION (WESTERN),
                                             a California corporation


                                             By: /s/ RANDY J. BOWNAN
                                                ------------------------------
                                             Name: Randy J. Bownan
                                                  ----------------------------
                                             Title: Senior Vice President
                                                   ---------------------------


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                                 ACKNOWLEDGMENT


     The undersigned Krause Furniture, Inc., a Delaware corporation ("KFI"), parent of Krause's Custom Crafted Furniture Corp. ("Krause's"), in consideration of Congress Financial Corporation (Western) ("Congress") continued extension of credit to Krause's and Castro Convertible Corporation, hereby consents to the foregoing Fifth Amendment to Loan and Security Agreement and acknowledges and confirms that its Guarantee dated November 25, 1996 (the "Guarantee") in favor of Congress remains in full force and effect. Although Congress has informed KFI of the matters set forth above, and KFI has acknowledged same. KFI understands and agrees that Congress has no duty under the Loan Agreement as defined above, the Guarantee or any other agreement with KFI to so notify us or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.


Dated: December 11, 1997                KRAUSE'S FURNITURE, INC.
                                        a Delaware corporation


                                        By: /s/  ROBERT A. BURTON
                                          --------------------------

                                        Name:  Robert A. Burton
                                             -------------------------


                                        Title:  Senior Vice President, CFO
                                              -----------------------------




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